UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2013

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 2, 2014, FireEye, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report, among other things, the completion of the Company’s acquisition of Mandiant Corporation (“Mandiant”) on December 30, 2013. In response to Items 9.01(a) and 9.01(b) of the Initial Report, the Company indicated that it would file the required financial information by amendment on or before March 18, 2014, as permitted by the instructions to such Items. This Current Report on Form 8-K/A amends and supplements Items 9.01(a) and 9.01(b) of the Initial Report to file the required financial information.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Mandiant as of and for the years ended December 31, 2011 and 2012, and the unaudited consolidated financial statements of Mandiant as of September 30, 2013 and for the nine months ended September 30, 2012 and 2013, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information as of and for the year ended December 31, 2012 and the nine months ended September 30, 2013 is furnished as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants

99.1	Audited consolidated financial statements of Mandiant as of and for the years ended December 31, 2011 and 2012 and unaudited consolidated financial statements of Mandiant as of September 30, 2013 and for the nine months ended September 30, 2012 and 2013

99.2	Unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2012 and the nine months ended September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: February 3, 2014	By:	/s/ Alexa King
Alexa King Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants

99.1	Audited consolidated financial statements of Mandiant as of and for the years ended December 31, 2011 and 2012 and unaudited consolidated financial statements of Mandiant as of September 30, 2013 and for the nine months ended September 30, 2012 and 2013

99.2	Unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2012 and the nine months ended September 30, 2013